Exhibit 23.2

CONSENT OF TZ MINERALS INTERNATIONAL PTY LTD

The undersigned hereby consents to:

(i)

The filing of the technical report summary entitled “Technical Report Summary – Initial Assessment: Alto Paraná” dated November 2023 (the “TRS”), filed as Exhibit 96.1 to the Current Report on Form 8-K dated November 13, 2023 (the “8-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto (the “S-3s”);

(iii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197 and 333-273321), and any amendment or supplements thereto (the “S-8”); and

(iv)	The use of our names in the S-3s and the S-8s.

/s/ Gavin Diener
TZ Minerals International Pty Ltd
Per: Gavin Diener, Chief Executive Officer

Date: November 13, 2023.